===============================================================================










                          CONSENT, WAIVER AND AMENDMENT

                                    AGREEMENT

                                     BETWEEN

                           FOAMEX-JPS AUTOMOTIVE L.P.

                                       AND

                                   FOAMEX L.P.











                          Dated as of December 11, 1996


===============================================================================

                                TABLE OF CONTENTS

                                                                          Page


ARTICLE I.  WAIVERS; AMENDMENTS; AND RELEASE OF COLLATERAL..................2
         Section 1.1.  Waiver Payment; Reduction
                          of Accreted Value.................................2
         Section 1.2.  Waiver...............................................2
         Section 1.3.  Effect of Amendment..................................3
         Section 1.4.  Release of Company Pledged Interests;
                       Termination of Company Pledge
                          Agreement.........................................3
         Section 1.5.  Release of JPS Partners Pledged Interests;
                       Termination of JPS Partners
                          Pledge Agreement..................................3
         Section 1.6.  Further Assurances...................................3

ARTICLE II.  REBORROWING OF WAIVER PAYMENT; REINSTATEMENT OF NOTE...........4
         Section 2.1.  Reborrowing of Waiver Payment........................4
         Section 2.2.  Reborrowing of Waiver Payment........................4
         Section 2.3.  Subrogation to Company Rights;
                       Mandatory Prepayment Obligation......................4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES................................5
         Section 3.1.  Mutual Representations and Warranties................5
         Section 3.2.  Additional Company Representations
                         and Warranties.....................................6

ARTICLE IV.  MISCELLANEOUS PROVISIONS.......................................6
         Section 4.1.  Expenses.............................................6
         Section 4.2.  Effectiveness........................................6
         Section 4.3.  Counterparts.........................................7
         Section 4.4.  Governing Law........................................7
         Section 4.5.  Headings.............................................7
         Section 4.6.  No Other Changes.....................................7
         Section 4.7.  Conflict of Terms....................................7

                    CONSENT, WAIVER AND AMENDMENT AGREEMENT

                  Consent, Waiver and Amendment Agreement (this "Agreement"), dated as of December 11, 1996, by and between Foamex-JPS Automotive L.P., a Delaware limited partnership (the "Company"), and Foamex L.P., a Delaware limited partnership, the "Holder").

                                R E C I T A L S:

                  WHEREAS, on June 28, 1994 the Company issued to Holder its Senior Note due 2006 in the principal amount of $87,943,103.14 (as amended, supplemented or otherwise modified from time to time, the "Note"); and

                  WHEREAS, in consideration of Holder's purchase of the Note, the Company, pursuant to the Pledge Agreement, dated as of June 28, 1994, between the Company and Holder (the "Company Pledge Agreement") pledged to Holder certain of its assets, including without limitation all of the Company's right, title and interests in 99% of the issued and outstanding limited partnership interests of JPS Automotive L.P. ("JPS Partners"), a Delaware limited partnership (the "Company Pledged Interests"); and

                  WHEREAS, in consideration of Holder's purchase of the Note, the Company caused JPS Partners, pursuant to the Pledge Agreement, dated as of June 28, 1994, between JPS Partners and Holder (the "JPS Partners Pledge Agreement" and, together with the Company Pledge Agreement, the "Pledge Agreements") to pledge to Holder certain of its assets, including without limitation all of the Company's right, title and interests in all of the issued and outstanding common stock of JPS Automotive Products Corp. ("JAPC"), a Delaware corporation (the "JPS Partners Pledged Interests" and together with the Company Pledged Interests, the "Collateral"); and

                  WHEREAS, the Company has entered into an Equity Purchase Agreement by and among JPSGP Inc., a Delaware corporation ("JPSGP"), the Company, and Collins & Aikman Products Co., a Delaware corporation ("C&A"), dated August 28, 1996 (as amended, supplemented or otherwise modified from time to time, the "Equity Purchase Agreement"), pursuant to which the Company has agreed to sell the Company Pledged Interests to C&A (the "Sale"); and

                  WHEREAS, the Company has requested that Holder waive certain provisions of the Note and release the Collateral in consideration for the Waiver Payment upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in the Note.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.

           ARTICLE II. WAIVERS; AMENDMENTS; AND RELEASE OF COLLATERAL

                  Section 1.1. Waiver Payment; Reduction of Accreted Value .

                  (a) Upon the effectiveness of this Agreement pursuant to
         Section 4.2 hereof, in consideration of the waivers and other agreements of Holder set forth in this Agreement, the Company shall pay to Holder $18,623,788.16 (the "Waiver Payment") in immediately available funds.

                  (b) Upon receipt by Holder of the Waiver Payment, the Accreted Value of the Note shall be reduced by an amount equal to the Waiver Payment divided by 1.01. Holder and the Company shall execute an allonge, substantially in the form of Exhibit A, evidencing the reduction in the Accreted Value and the maximum principal amount of the Note resulting from such reduction.

                  Section 1.2. Waiver. In consideration of the Waiver Payment, Holder hereby:

                  (a) consents to the Company entering into the Equity Purchase Agreement and to the consummation of the transactions contemplated thereby and the performance by the Company of its obligations thereunder, and waives any Default or Event of Default under the Note arising solely out of the sale of the Company Pledged Interests by the Company pursuant to the Equity Purchase Agreement;

                  (b) waives the occurrence of a "Change of Control" arising out of the Sale, any requirement that the Company repurchase or offer to repurchase the Note upon the occurrence of such a Change of Control, and any notice of such Change of Control;

                  (c) waives the occurrence of an "Asset Sale" arising out of the Sale, any requirement that the Company apply the proceeds of the Asset Sale in any manner, or redeem or offer to redeem the Note, or a portion thereof, upon the occurrence of such an Asset Sale, and any notice of such Asset Sale; and

                  (d) waives the requirement that the Company apply any "Excess Cash Payments" arising out of the Sale to an offer to redeem the Note.

                  Section 1.3. Effect of Waivers. On and after the date hereof, each reference in the Note to "this Note", "hereof", "hereunder" or words of like import referring to the Note, shall mean and be a reference to the Note, subject to the terms of this Agreement. The Note, as amended and waived by this Agreement, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  Section 1.4 Release of Company Pledged Interests; Termination of Company Pledge Agreement.

                  (a) Holder hereby releases all of its liens, claims, right, title and interest in and to the Company Pledged Interests, including the 99% limited partnership interest in JPS Partners evidenced by partnership certificate number 102 held by Holder pursuant to the Company Pledge Agreement.

                  (b) The Company Pledge Agreement is hereby terminated and shall be of no further force and effect.

                  Section 1.5. Release of JPS Partners Pledged Interests; Termination of JPS Partners Pledge Agreement

                  (a) Holder hereby releases all of its liens, claims, right, title and interest in and to the JPS Partners Pledged Interests, including the 100 shares of JAPC common stock evidenced by stock certificate number 2 held by Holder pursuant to the JPS Partners Pledge Agreement.

                  (b) The JPS Partners Pledge Agreement is hereby terminated and shall be of no further force and effect.

                  Section 1.6. Further Assurances . Upon the request of the Company at any time after the date hereof, Holder shall forthwith execute and deliver such further instruments of release, direction or authorization and other documents as may be reasonably requested in order to effectuate the purposes of this Agreement. Upon its receipt of written evidence of the closing of the transactions contemplated by the Equity Purchase Agreement, Holder will deliver to the Company executed UCC-3 termination statements, in form and substance reasonably satisfactory to the Company.

                                  ARTICLE III.

              REBORROWING OF WAIVER PAYMENT; REINSTATEMENT OF NOTE

                  Section 2.1. Reborrowing of Waiver Payment . If at any time subsequent to the date of this Agreement and prior to July 1, 2006, the Company is obligated to make any payment to C&A or any Affiliates of C&A in connection with an adjustment of the purchase price or indemnification obligation under the Equity Purchase Agreement, then the Company shall have the right to require Holder to lend an amount equal to such payment obligation (but in no event greater than the Waiver Payment) to the Company upon ten (10) Business Days' notice (a "Reborrowing Notice"). Notwithstanding the anything to the contrary contained in this Agreement, Holder shall not be required to extend such loan if the loan would constitute a Default or Event of Default under the terms of the Third Amended and Restated Credit Agreement, dated as of July 30, 1996, among Foamex L.P., General Felt Industries, Inc., Trace Foam Company, Inc., FMXI Inc., the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, and Citibank N.A. and The Bank of Nova Scotia, as Administrative Agents, as such agreement may be amended.

                  Section 2.2. Reborrowing of Waiver Payment. Upon receipt of a Reborrowing Notice, Holder shall promptly lend the amount set forth in the Reborrowing Notice (the "Reborrowed Amount") to the Company, which shall apply such amounts to its payment obligations under the Equity Purchase Agreement. If such reborrowing occurs on or prior to July 1, 2000, the Reborrowed Amount shall be added to the Accreted Value of the Note, and if such reborrowing occurs subsequent to July 1, 2000, the Reborrowed Amount shall be added to the Principal Amount of the Note. The parties shall execute an allonge, or other appropriate documentation, to evidence the increase in the Accreted Value and/or Principal Amount of the Note.

                  Section 2.3. Subrogation to Company Rights; Mandatory Prepayment Obligation.

                  (a) The Company hereby assigns to Holder any right the Company may have against C&A and its Affiliates to recover any Reborrowed Amount that Holder has lent to the Company pursuant to this Article. The Company agrees to cooperate reasonably with Holder, at Holder's sole cost and expense, in connection with Holder's efforts to pursue such rights, including, without limitation, providing reasonable access to the Company's personnel, books and records, making its personnel and those of its Affiliates reasonably available for deposition and testimony and executing such additional instruments of assignment to evidence the assignment of such rights. In the event such rights by their terms may not be assigned, the Company agrees to pursue its rights against such other Person, at the sole cost and expense and direction of Holder, and to remit to Holder any recovery. The amount of any such recovery by Holder, net of all costs of recovery, shall be deemed to be a prepayment of the amounts outstanding under the Note.

                  (b) To the extent the Company recovers from any person an amount with respect to any Reborrowed Amount that Holder has lent to the Company pursuant to this Article, the Company shall apply such amount to a prepayment of the amounts outstanding under the Note.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Mutual Representations and Warranties. Each party hereto represents and warrants to the other as follows:

                  (a) It has all requisite partnership power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary partnership action on the part of it, and this Agreement constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any lien, mortgage, pledge, security interest, claim, right of first refusal or other limitation on transfer or other encumbrance (any of the foregoing, a "Lien") upon any of its assets or properties by reason of the terms of, (i) its partnership agreement or other charter or organizational document, (ii) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it is a party or by or to which it or its assets or properties may be bound or subject, (iii) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to it or (iv) any license, permit, order, consent, approval, registration, authorization or qualification with or under any governmental agency, other than (x) in the case of the Holder (I) a fairness opinion from a nationally recognized investment bank as to the fairness of the Agreement from a financial point of view is required to avoid a conflict with the Foamex Senior Note Indenture, the Foamex Senior Secured Note Indenture, the Foamex Senior Subordinated Debenture Indenture, the Foamex Series B Debenture Indenture, and the Foamex Credit Facility, and (II) loans of the Reborrowed Amounts will require the consent of the requisite lenders under the Foamex Credit Facility and (y) in the case of clauses (ii), (iii) or (iv) above any conflict, violation, breach or default which would not, individually or in the aggregate together with all other such conflicts, violations, breaches or defaults, have a material adverse effect on it or have a material adverse effect on its ability to perform its obligations, or consummate the transactions contemplated, hereunder.

                  (c) No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority by it is required for the validity of the execution and delivery by it of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 6.4. Additional Company Representations and Warranties . The Company represents and warrants to Holder that the Waiver Payment is equal to the Net Proceeds from the Sale, without giving effect to clause (iv) of the definition of such term.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

                  Section 4.1. Expenses. Except as expressly set forth herein, each party to this Agreement shall bear all of its legal, accounting, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

                  Section 4.2. Effectiveness. This Agreement shall become effective upon receipt by Holder of (a) a copy of this Agreement executed by the Company, (b) the Waiver Payment, and (c) the opinion set forth in Section 3.1(b)(x)(I).

                  Section 4.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 4.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles.

                  Section 4.5. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.

                  Section 4.6.  No Other Changes.

                  (a) Except as expressly stated herein, the Note is unaffected hereby and shall remain in full force and effect in accordance with the terms thereof.

                  (b) Except as expressly set forth herein, Holder does not waive (i) any breaches or defaults under the Note or any other agreements executed concurrently therewith or pursuant thereto, whether known or unknown, previously or hereafter arising, or of any nature or character whatsoever, or (ii) any of its respective rights or remedies thereunder or under applicable law to which Holder may be entitled.

                  Section 4.7. Conflict of Terms. In the event of any inconsistency between the provisions of this Agreement and any provision of the Note, or the Pledge Agreements, as the case may be, the terms and provisions of this Agreement shall govern and control.

              [The rest of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first written above.

                                      FOAMEX-JPS AUTOMOTIVE L.P.,
                                      a Delaware limited partnership
                                        By FJGP Inc., a Delaware
                                        corporation and its
                                        general partner



                                      By:
                                         Name: Philip N. Smith, Jr.
                                         Title: Vice President and
                                                Secretary



                                      FOAMEX L.P.,
                                      a Delaware limited partnership
                                        By FMXI Inc., a Delaware corporation
                                        and its general partner


                                      By:
                                         Name: Philip N. Smith, Jr.
                                         Title: Vice President and
                                                Secretary


Solely for purposes of
Section 1.5,

JPS AUTOMOTIVE L.P.,
a Delaware limited partnership
   By JPSGP Inc., a Delaware
   corporation and its general
   partner


By:
   Name:  Philip N. Smith, Jr.
   Title: Vice President and
          Secretary

                                                                     EXHIBIT A

                                     ALLONGE

                           FOAMEX-JPS AUTOMOTIVE L.P.
                              SENIOR NOTE DUE 2006

Number R-1

                     Original Principal Amount: $87,943,103.14
                     Principal Amount:  $[__________]
                     Original Accreted Value: $[35,300,000]
                     Accreted Value: $[____________]
                     Original Date: June 28, 1994


                  1. Foamex-JPS Automotive L.P., a Delaware limited partnership (the "Company"), the issuer of the above-described Senior Note (as amended, supplemented or otherwise modified from time to time, the "Note"), and Foamex L.P., a Delaware limited partnership ("Holder"), hereby acknowledge that they have entered into that certain Consent, Waiver and Amendment Agreement, dated ____________, 1996 (the "Agreement"), pursuant to which the Company and Holder have agreed, among other things, to amend certain terms of the Note.

                  2. The terms of the Note are hereby modified as provided in the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have each caused this Allonge to be duly executed and delivered as of the date first written above.

                                      FOAMEX-JPS AUTOMOTIVE L.P.,
                                      a Delaware limited partnership
                                        By FJGP Inc., a Delaware
Signed, sealed and delivered            corporation and its general
in the presence of:                     partner



____________________________          By:  ______________________________
                                           Name:
                                           Title:


                                      FOAMEX L.P.,
                                      a Delaware limited partnership
                                        By FMXI Inc., a Delaware
Signed, sealed and delivered            corporation and its general
in the presence of:                     partner



____________________________          By:  ______________________________
                                           Name:
                                           Title:



                                      A-2